Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-280837) on Form S-8 of our report dated March 07, 2025, with respect to the consolidated financial statements of Smurfit Westrock plc and subsidiaries.
/s/ KPMG
Dublin, Ireland

March 07, 2025